UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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HERTZ GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Hertz Global Holdings, Inc.
8501 Williams Road
Estero, FL 33928
Supplement to Proxy Statement
For the 2018 Annual Meeting of Stockholders
to be held on May 22, 2018
Explanatory Note
On April 3, 2018, Hertz Global Holdings, Inc. (the “Company”) made available to stockholders its proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). This supplement (this “Supplement”) updates the Proxy Statement and should be read in conjunction with it.

This Supplement does not change the proposals to be acted on at the 2018 Annual Meeting or the recommendations of the Board of Directors of the Company (the “Board”) in relation thereto, which are described in the Proxy Statement. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares of the Company’s common stock (“Common Stock”). This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2018.

Separation Agreement with Tyler Best
On April 19, 2018, Tyler Best stepped down as Executive Vice President and Chief Information Officer of the Company and The Hertz Corporation (“Hertz” and, together with the Company, the “Companies”), effective as of such date.

In connection with Mr. Best’s departure, Mr. Best and the Companies entered into a separation and general release agreement (the “Separation Agreement”), dated as of May 6, 2018. Pursuant to the Separation Agreement, Mr. Best will be eligible to receive compensation and benefits generally consistent with those payable upon a termination without cause under the Hertz Global Holdings, Inc. Severance Plan for Senior Executives (the “Severance Plan”), including (a) a severance payment of $1,290,000, payable in equal installments over the 18-month period following his termination of employment, (b) eligibility for a prorated annual bonus in respect of 2018, the actual amount of which will be determined by the Compensation Committee of the Board based on actual performance for 2018, and (c) continued health and welfare insurance benefits for the 18-month period following his termination of employment.

In consideration for the promises and payments made by the Companies under the Separation Agreement, Mr. Best has agreed to a general release of claims in favor of the Companies and their affiliates. Mr. Best also reaffirmed his commitment to be bound by the restrictive covenants concerning noncompetition and nonsolicitation of employees and clients contained in the Severance Plan.

The foregoing summary description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 9, 2018.

Voting of Proxies
This Supplement does not change the proposals to be acted upon at the 2018 Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important and the Board encourages you to exercise your right to vote. Please refer to the Proxy Statement for additional information on how to vote your shares of Common Stock. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held May 22, 2018
The Notice of the 2018 Annual Meeting and Proxy Statement and our annual report to stockholders for the year ended December 31, 2017 are available at www.proxyvote.com.